                    AMENDED AND RESTATED NOTE


$800,000.00                               State College, Pennsylvania
                                                      January 7, 1998

     FOR VALUE RECEIVED, Henry D. Sahakian, an individual with a residence at 180 Haymaker Circle, State College, PA 16801 (the "Maker"), promises to pay, in accordance with the schedule attached hereto, to the order of Uni-Marts, Inc., a Delaware corporation with its principal place of business at 477 East Beaver Avenue, State College, Pennsylvania 16801-5690 (the "Payee"), without defalcation or setoff, the principal sum of EIGHT HUNDRED THOUSAND DOLLARS ($800,000.00) lawful money of the United States of America, together with interest on the unpaid principal balance at the Brokerage Call Rate (the "Rate") then in effect. The Rate shall change contemporaneously with changes to the Brokerage Call Rate. Interest shall be calculated on the basis of a 360-day year, counting the actual number of days elapsed, and shall be payable in arrears on each payment date.

     All payments of principal and interest hereunder shall be payable by Payee in accordance with the schedule attached hereto.
Payment shall be made to Payee in immediately available funds at the above address or at such other place as the Payee or any other holder may from time to time designate.

     In the event the due date of any payment hereunder is not a Business Day, such payment shall be due on the next succeeding Business Day, provided that any such payment bearing interest shall continue to accrue interest until paid. "Business Day" shall mean any day other than Saturday, Sunday, or a legal holiday in the Commonwealth of Pennsylvania; provided that, if at any time four consecutive days are not Business Days, the day next following such four days shall be deemed a Business Day.

     This Note is secured by a certain Pledge and Security Agreement of even date herewith in the form attached hereto (the "Pledge
Agreement") between Maker and Payee, as the same may be amended from time to time.

     The occurrence of any of the following events with respect to Maker shall constitute an event of default hereunder (an "Event of
Default"):   (a) if any payment of principal or interest as aforesaid
shall not be paid when due, and shall continue unpaid for a period of fifteen (15) days following written notice thereof from Payee; or (b) if Maker shall be unable to pay his debts as they become due, or shall become insolvent; or (c) if Maker shall make an assignment for the benefit of creditors, or file a voluntary petition under the Bankruptcy Code, as amended, or any other Federal or state insolvency law or apply for or consent to the appointment of a receiver, trustee or custodian for all or a part of his property; or (d) if Maker shall file an answer admitting the jurisdiction of the court and the material allegations of an involuntary petition filed against him under the Bankruptcy Code, as amended, or any other Federal or state insolvency law, or shall fail to have such a petition dismissed within thirty (30) days after its filing; or (e) if an order for relief shall be entered following the filing of an involuntary petition against Maker under the Bankruptcy Code, as amended, or any other Federal or state insolvency law, or if an order shall be entered appointing a trustee, receiver or custodian of all or part of his property.

     Upon the occurrence of an Event of Default hereunder, the entire unpaid amount of principal and interest hereunder shall, at the option of Payee or any other holder hereof, become immediately due and payable without notice or demand. In addition, upon the occurrence of an Event of Default hereunder, Payee shall have all rights and remedies provided under all applicable laws and Payee shall have the right, immediately and without notice or further action by it, to set off against this Note all money owed by Payee in any capacity to Maker, whether or not due.

     The Maker hereby waives demand, presentment, protests, and notice of demand and non-payment in connection with the delivery, acceptance, performance or enforcement of this Note. Any failure or delay of Payee to exercise any right hereunder shall not operate or be construed as a waiver of the right to exercise the same or any other right at any other time or times. The waiver by Payee of a breach or default of any provisions of this Note shall not operate or be construed as a waiver of any subsequent breach or default thereof. The Maker agrees to reimburse Payee for all expenses, including reasonable attorneys' fees, incurred by Payee to enforce the provisions hereof and collect the Maker's obligations hereunder.

     THE MAKER HEREBY AUTHORIZES AND EMPOWERS ANY ATTORNEY OF ANY COURT OF RECORD UPON THE OCCURRENCE OF ANY EVENT OF DEFAULT (AS DEFINED HEREIN) TO APPEAR FOR AND CONFESS JUDGMENT AGAINST THE MAKER, WITHOUT PRIOR NOTICE TO THE MAKER OR PRIOR OPPORTUNITY TO BE HEARD, FOR SUCH SUMS AS SHALL HAVE BECOME DUE UNDER THIS NOTE; IN EITHER CASE WITH OR WITHOUT DECLARATION, WITH COSTS OF SUIT AND RELEASE OF ERROR, WITHOUT STAY OR EXECUTION AND WITH REASONABLE ATTORNEYS' FEES AND OTHER EXPENSES OR COLLECTION ADDED; AND ALSO WAIVES AND RELEASES ALL RELIEF FROM ANY AND ALL APPRAISEMENT, STAY OR EXEMPTION LAW OF ANY STATE NOW IN FORCE OR HEREAFTER ENACTED. IF A COPY OF THIS NOTE, VERIFIED BY AFFIDAVIT OF PAYEE OR SOMEONE ON BEHALF OF PAYEE, SHALL HAVE BEEN FILED IN SUCH ACTION, IT SHALL NOT BE NECESSARY TO FILE THE ORIGINAL NOTE AS A WARRANT OF ATTORNEY. THE AUTHORITY AND POWER TO APPEAR FOR AND ENTER JUDGMENT AGAINST THE MAKER SHALL NOT BE EXHAUSTED BY ONE OR MORE EXERCISES THEREOF, OR BY AN IMPERFECT EXERCISE THEREOF, AND SHALL NOT BE EXTINGUISHED BY ANY JUDGMENT ENTERED PURSUANT THERETO; THE AUTHORITY AND POWER MAY BE EXERCISED ON ONE OR MORE OCCASIONS, FROM TIME TO TIME, IN THE SAME OR DIFFERENT JURISDICTIONS, AS OFTEN AS PAYEE SHALL DEEM NECESSARY OR DESIRABLE, FOR ALL OF WHICH THIS NOTE SHALL BE SUFFICIENT WARRANT.

     This Amended and Restated Note replaces and supersedes the Note made by the Maker dated March 25, 1997 (the "Prior Note"). To the extent that the principal balance of this Note includes the Borrower's indebtedness hitherto evidenced by the Prior Note, this Note (I) merely re-evidences the indebtedness hitherto evidenced by the Prior Note, (ii) is given as substitution for, and not as payment of, the Prior Note (iii) is in no way intended to constitute a novation of the Prior Note.

     This Note shall be construed according to, and shall be governed by, the laws of the Commonwealth of Pennsylvania. The provisions of this Note shall be deemed severable, so that if any provision hereof is declared invalid under the laws of any state where it is in effect, or of the United States, all other provisions of this Note shall continue in full force and effect. This Note may be amended only by a writing signed on behalf of each party.

     This Note shall be binding upon the heirs, personal representatives, successors and assigns of Maker, and shall inure to the benefit of and be enforceable by the successors and assigns of Payee or any other holder hereof. This Note is intended to take effect as an instrument under seal.

     MAKER ACKNOWLEDGES THAT HE HAS HAD THE ASSISTANCE OF COUNSEL IN THE REVIEW AND EXECUTION OF THIS NOTE AND FURTHER ACKNOWLEDGES THAT THE MEANING AND EFFECT OF THE CONFESSION OF JUDGMENT HAVE BEEN FULLY EXPLAINED TO MAKER BY SUCH COUNSEL.

     IN WITNESS WHEREOF, the undersigned has duly executed, sealed and delivered this Note the day and year first above written.


WITNESS:                          HENRY D. SAHAKIAN


/S/  JUDY L. TREASTER             /S/ HENRY D. SAHAKIAN
----------------------------      ---------------------------

                         PAYMENT SCHEDULE




         3-31-98                            $50,000

         6-30-98                            $50,000

         9-30-98                            $50,000

        12-31-98                            $50,000

         3-31-99                            $50,000

         6-30-99                            $50,000

         9-30-99                            $50,000

        12-31-99                            $50,000

         3-31-00                           $400,000

                  PLEDGE AND SECURITY AGREEMENT


     THIS AGREEMENT is made as of this 7th day of January, 1998, between HENRY D. SAHAKIAN ("Borrower"), an individual with a residence address at 180 Haymaker Circle, State College, PA 16801, and UNI-MARTS, INC. ("Lender"), a Delaware corporation with its principal place of business at 477 East Beaver Avenue, State College, PA 16801-5690.

     Lender had made a demand loan in the principal amount of $800,000 (the "Loan") to Borrower against his Note (the "Note") in the principal amount of $800,000. As a condition to making the Loan, Lender has required the execution and delivery of this Agreement.

     NOW, THEREFORE, in consideration of, and as an inducement to Lender to make the Loan, and intending to be legally bound, the parties hereto agree as follows:

     1. Pledge of Securities.
        --------------------
        (a) Borrower hereby pledges, assigns and delivers to Lender and grants to Lender a security interest in the shares of capital stock set forth on Exhibit A attached hereto and made a part hereof, together with all proceeds and substitutions of any thereof, all cash, stock and other monies and property paid thereon, all rights to subscribe for securities declared or granted in connection therewith, and all other cash and non-cash proceeds of the foregoing (all hereinafter called the "Pledged Collateral"), as security for the prompt repayment of the Note and all obligations of Borrower pursuant to this Agreement (collectively, the "Secured Indebtedness"). The term Pledged Collateral shall also include any securities, instruments or distributions of any kind issuable, issued or received by Borrower upon conversion of, in respect of, on account of, or in exchange or substitution for any other Pledged Collateral, including, but not limited to, those arising from a stock dividend, stock split, reclassification, reorganization, merger, consolidation, sale of assets or other exchange of securities or any dividends or other distributions of any kind upon or with respect to the Pledged Collateral.

        (b) The certificate or certificates for the securities included in the Pledged Collateral, duly endorsed in blank by Borrower or accompanied by an instrument of assignment duly executed in blank by Borrower, have been, or will be immediately upon the subsequent receipt thereof by Borrower, accepted by Borrower as Lender's agent in trust for Lender and, delivered by Borrower to Lender. Lender may at any time effect the transfer of any securities included in the Pledged Collateral into the name of Lender or its nominees and cause new certificates representing such securities to be issued in the name of Lender or its nominee.

     2. Representations and Warranties.  Borrower represents and
        ------------------------------
warrants to Lender that:

        (a) This Agreement has been duly authorized, executed and delivered by Borrower and such execution and delivery and the performance by Borrower or Borrower's obligations hereunder will not violate any provision of law or any judgement, order or regulation of any court or of any public or governmental agency or authority applicable to Borrower and will not conflict with or constitute a breach of or a default under any agreement, indenture or instrument to which Borrower is a party or by which Borrower or any of Borrower's property is bound, and this Agreement constitutes the legal, valid and binding obligation of Borrower enforceable in accordance with its terms:

        (b) All of the Pledged Collateral has been validly issued and is fully paid and nonassessable and is owned by Borrower free and clear of all security interest, liens, encumbrances or other restrictions except the interest of Lender pursuant to this Agreement and the possible restrictions on transfer referred to in section 6.2 hereof, and no disability or contractual obligations exists which would prohibit Borrower from pledging the Pledged Collateral pursuant to this Agreement;

        (c) Borrower has full power and authority to create a first lien on the Pledged Collateral in favor of Lender and upon delivery of the Pledged Collateral to Lender or its agent, this Agreement shall create a valid first lien upon and perfected security interest in the Pledged Collateral subject to no prior security interest, lien, encumbrance or other restriction; and

        (d) The Pledged Collateral is not the subject of any present or threatened suit, action, arbitration, administrative or other proceeding, and Borrower knows of no reasonable grounds for the institution of any proceedings.

     All of the above representations and warranties shall survive the making of this Agreement.

     3. Covenants.  Borrower hereby covenants that, until all of the
        ---------
Secured Indebtedness has been satisfied in full, it will:

        (a) Not sell, convey or otherwise dispose of any of the Pledged Collateral or any interest therein or create, incur or permit to exist any pledge, mortgage, lien, charge or encumbrance or any security interest whatsoever in or with respect to any of the Pledged Collateral other than that created hereby; or

        (b) Defend, at its own expense, Lender's right, title and security interest in and to the Pledged Collateral against the claims of any person, firm, corporation or other entity.

     4. Voting and Cash Dividends Prior to Default.  Unless an Event
        ------------------------------------------
of Default hereunder shall have occurred and be continuing, Borrower shall be entitled to (a) exercise any voting rights with respect to the Pledged Collateral and to give consents, waivers and ratifications in respect thereof, PROVIDED that no vote shall be cast or consent, waiver or ratification given or action taken which would be inconsistent with any of the terms of this Agreement, the Note or any instrument executed and delivered pursuant hereto or thereto, or which would constitute or create any violation of any such terms, or which would otherwise cause a material decrease in the value of or other deterioration of the Pledged Collateral and (b) receive and retain for his own use cash dividends on the Pledged Collateral paid out of earned surplus. All such rights of Borrower to vote and give consents, waivers and ratifications and to receive and retain cash dividends shall cease if an Event of Default hereunder shall occur and be continuing in which event whether or not the Pledged Collateral shall have been registered in Lender's or its nominee's name, Lender or its nominee shall have the right to exercise all voting rights with respect to the Pledged Collateral and any dividends shall be delivered by Borrower to Lender and, at Lender's option held as additional security hereunder or applied toward satisfaction of the Secured Indebtedness.

     5. Events of Default.  Each of the following shall constitute
        -----------------
an event of default ("Event of Default") hereunder.

        (a)  The occurrence of an Event of Default under the Note;
or

        (b) Failure by Borrower to observe or perform any of the provisions of this Agreement and such failure shall continue unremedied for a period of 15 days after Lender shall give notice to Borrower of such failure; or

        (c) Any representation or warranty of Borrower made herein proves to be false or misleading in any material respect.

     6. Lender's Remedies Upon Default.
        ------------------------------
     6.1 Upon the occurrence of an Event of Default, Lender shall have the right to exercise all such rights as a secured party under the Uniform Commercial Code of Pennsylvania (the "U.C.C.") as it, in its sole judgement, shall deem necessary or appropriate, without demand of performance or other demand, advertisement, or notice of any kind (except the notice specified below of time and place of public or private sale) to or upon Borrower or any other person (all of which are to the extent permitted by law, hereby expressly waived by Borrower), including the right to sell all or any part of the Pledged Collateral at one or more public or private sales at any exchange, broker's board or at any of the Lender's offices or elsewhere; and any such sale or sales may be made for cash, upon credit, or for future delivery, and in connection therewith, Lender may grant options, provided that any such terms or options shall, in the best judgment of Lender, be extended only in order to obtain the best possible price. Lender need not give more than five days notice of the time and place of any public sale or of the time after which a private sale or other disposition of the Pledged Collateral may take place, which notice Borrower hereby deems reasonable. No sale of any Pledged Collateral upon a generally recognized securities exchange through a registered securities broker will give rise to a credit against the Secured Indebtedness until such broker credits Lender's account with the sale proceeds. Lender may resort first to the security created by this Agreement or first to the security afforded by any other instruments, in any such case without affecting Lender's rights under this Agreement.

     6.2 Borrower recognizes that Lender may be unable to effect a public sale of all or a part of the Pledged Collateral by reason of certain prohibitions contained in the Securities Act of 1933, as amended (the "Act"), so that Lender may be compelled to resort to one or more private sales to a restricted group of purchasers who will be obliged to agree, among other things, to acquire the Pledged Collateral for their own account, for investment and without a view to the distribution or resale thereof. Borrower understands that private sales so made may be at prices and on other terms less favorable to the seller than if the Pledged Collateral were sold at public sales, and agrees that Lender has no obligation to delay the sale of any of the Pledged Collateral for the period necessary to permit the issuer of the Pledged Collateral (even if the issuer would agree) to register such securities for sale under the Act. Borrower agrees that private sales made under the foregoing circumstances shall be deemed to have been made in a commercially reasonable manner. Of any sale of the Pledged Collateral, Lender is hereby authorized to comply with any limitation or restriction compliance with which is necessary, in the view of Lender's counsel, in order to avoid any violation of applicable law or in order to obtain any required approval of the purchaser by any applicable governmental authority.

     6.3 After the sale of any of the Pledged Collateral, Lender may deduct all reasonable legal and other expenses and attorneys' fees for preserving, collecting, selling and delivering the Pledged Collateral and for enforcing its rights with respect to the Secured Indebtedness, and shall apply the residue of the proceeds to, or hold as a reserve against, the Secured Indebtedness in such manner as Lender in its sole discretion shall determine, and shall pay the balance, if any, to Borrower. To facilitate the exercise of Lender's remedies following an Event of Default, Borrower hereby appoints any officer of Lender as his attorney-in-fact to collect and receive all payments in respect of the Pledged Collateral, and to endorse the name of Borrower thereto for such purpose, and to apply such receipts to the Secured Indebtedness and to execute on behalf of Borrower all financing statements and other documents necessary to perfect and maintain Lender's security interest in the Pledged Collateral. The remedies provided herein in favor of Lender shall not be deemed exclusive, but shall be cumulative, and shall be in addition to all other legal and equitable remedies which Lender may have, and no delay on the part of Lender in exercising any of its powers or rights, or any partial or single exercise thereof, shall constitute a waiver thereof.

     7. Release of Pledged Collateral.  Upon satisfaction in full of
        -----------------------------
the Secured Indebtedness and of all additional costs and expenses of Lender as provided herein, this Agreement shall terminate and Lender shall deliver to Borrower, at Borrower's expense, such of the Pledged Collateral as shall not have been sold or otherwise applied pursuant to this Agreement.

     8. Notices.  Borrower will promptly deliver to Lender all
        -------
written notices, and will promptly give Lender written notice of any other notice, received by it with respect to the Pledged Collateral, and, prior to the occurrence of an Event of Default, Lender will promptly give like notice to Borrower of any such notices received by it or its nominee. Any notice required or permitted by this Agreement shall be in writing and shall be deemed to have been given when sent by registered or certified mail, return receipt requested, addressed to the parties at their addresses set forth above or to such other person or address as either party shall designate to the other from time to time in writing forwarded in like manner.

     9. Miscellaneous.
        -------------
        (a) Other than the exercise of reasonable care to assure the safe physical custody of the Pledged Collateral while held by Lender hereunder, Lender shall have no duty or liability, including without limitation, any obligation or duty to collect any sums due in respect thereof or to protect or preserve any rights against prior parties or any other rights pertaining thereto and shall be relieved of all responsibility for the Pledged Collateral upon surrendering it or tendering surrender of it to Borrower.

        (b) Borrower, at its expense, will execute, acknowledge and deliver all such instruments in form satisfactory to Lender and take all such action as Lender from time to time may reasonably require in order further to effectuate the purposes of this Agreement and to carry out the terms hereof, including without limitation, delivering to Lender upon the occurrence of an Event of Default irrevocable proxies with respect to the Pledged Collateral. Until receipt thereof, this Agreement shall constitute Borrower's proxy to Lender or its nominee to vote all shares of the Pledged Collateral then registered in Borrower's name.

        (c) This Agreement shall inure to the benefit of and shall be binding upon the successors and assigns of the parties hereto.

        (d) This Agreement may not be amended, modified or terminated except in a writing executed by each party hereto; and no waiver of any provision or consent hereunder shall be effective unless executed in a writing by the waiving or consenting party.

        (e) This Agreement and the rights and obligations hereunder shall be construed in accordance with and governed by the laws of the Commonwealth of Pennsylvania without regard to principles of conflicts of law.

        (f) The paragraph headings used herein are for convenience only and do not affect or modify the terms and conditions hereof.

        (g) If any provision hereof is found by a court of competent jurisdiction to be prohibited or unenforceable, it shall be ineffective only to the extent of such prohibition or unenforceability, and such prohibition or unenforceabilty shall not invalidate the balance of such provision to the extent it is not prohibited or enforceable, nor invalidate the other provisions hereof, all of which shall be liberally construed in favor of Lender in order to effect the provisions hereof.

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.


                                HENRY D. SAHAKIAN


                                /S/ HENRY D. SAHAKIAN
                                ----------------------------------


(Corporate Seal)                     UNI-MARTS, INC.
                                By: /S/ J. KIRK GALLAHER
                                    -------------------------------

                                Name: J. KIRK GALLAHER
                                      -----------------------------

                                Title: EXECUTIVE VICE PRESIDENT
                                       ----------------------------